As filed with the Securities and Exchange Commission on June 7, 2023.

Registration No. 333-196240

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCE AUTO PARTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-2049910
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4200 Six Forks Road, Raleigh, North Carolina 27609

(Address of Principal Executive Office)( Zip Code)

Advance Auto Parts, Inc. 2014 Long-Term Incentive Plan

(Full title of the plan)

Tammy M. Finley

Advance Auto Parts, Inc.

4200 Six Forks Road

Raleigh, North Carolina 27609

(Name and address of agent for service)

(540) 362-4911

(Telephone Number, including area code, for agent for service)

Copy to:

John Beckman

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, N.W.

Washington, DC 20002

Telephone: (202) 637 5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On May 23, 2014, Advance Auto Parts, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration Statement No.  333-196240) with the Securities and Exchange Commission, which was amended by Post-Effective Amendment No. 1 on December 22, 2014 (collectively, the “Registration Statement”), registering 4,750,000 shares of the Registrant’s Common Stock, $0.0001 par value (the “Shares”), to be issued to participants under the Advance Auto Parts, Inc. 2014 Long-Term Incentive Plan (the “Plan”). The Registrant is no longer issuing securities under the Plan. This Post-Effective Amendment No. 2 to the Registration Statement is being filed in order to deregister the Shares that were registered under the Registration Statement and remain unissued under the Plan, except the Registration Statement will remain in effect to cover the potential issuances of Shares pursuant to terms of awards outstanding under the Plan as of May 24, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on 7 June, 2023.

ADVANCE AUTO PARTS, INC.
By:	/s/ THOMAS R. GRECO
Name:	Thomas R. Greco
Title:	President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 2 in reliance upon Rule 478 under the Securities Act of 1933, as amended.